Exhibit 10.1

SEPARATION AND CONSULTING AGREEMENT

This SEPARATION AND CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of August 1, 2018 (the “Effective Date”) by and between Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), and Lynn Blake, a resident of Minnesota (“Blake”).

BACKGROUND

A.                                    Blake began her employment with the Company on or about April 27, 2016 and currently serves as the Company’s Chief Financial Officer.

B.                                    Blake and the Company are parties to an Employment Agreement that was entered into as of April 27, 2016 (the “Employment Agreement”).

C.                                    Under the Employment Agreement, for each calendar year of employment with the Company, Blake is eligible for an annual target bonus in an amount of 50% of Blake’s base salary earned during such calendar year (the “Bonus”), based upon and subject to criteria set by the Compensation Committee (the “Committee”) of the Board of Directors of the Company.  On March 12, 2018, the Committee approved an award under the Company’s Management Incentive Plan for the Company’s 2018 calendar year to Blake with a target dollar amount of $160,500 to provide the criteria for the Bonus.

D.                                    During employment with the Company, Blake received one or more equity-based incentive awards (the “Equity Awards”).

E.                                     Blake has decided to voluntarily separate from employment with the Company effective September 1, 2018 (the “Termination Date”).

F.                                      The parties have agreed that, effective September 2, 2018 (such that there is no lapse in service to the Company and the Equity Awards held by Blake will continue to vest in accordance with the terms and conditions set forth in the Equity Awards), Blake will provide certain consulting services to the Company under the terms of this Agreement.

G.                                    The parties are mutually concluding their employment relationship amicably, but mutually recognize that such a relationship may give rise to potential claims or liabilities.

NOW THEREFORE, in consideration of the mutual promises and provisions contained in this Agreement and the Release (as defined below), the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.                                      Termination of Employment.  Blake hereby acknowledges the termination of her employment with the Company effective as of the Termination Date.  Blake further acknowledges that her separation from employment with the Company is a voluntary resignation by Blake for reasons other than Good Reason (as defined in the Employment Agreement) and therefore Blake is not eligible or entitled to receive any severance payments or benefits under the Employment Agreement.

2.                                      Resignation as an Officer.  Blake agrees that she shall resign as an officer with the Company or any Affiliates (as defined in the Employment Agreement) effective as of the Termination Date, or such earlier date as requested in writing by the Company.  In the event the

Company makes a written request that Blake resign as an officer earlier than the Termination Date, Blake will still remain as an employee until the Termination Date, such that there will be no lapse in service to the Company, and the Equity Awards held by Blake shall continue to vest in accordance with the terms and conditions set forth in the Equity Awards.

3.                                      2018 Bonus.  If the Committee approves the payment of bonuses to the Company’s executive officers in February or March 2019 under the Company’s Management Incentive Plan, the Company agrees that Blake will receive a prorated Bonus amount for calendar year 2018 calculated by determining the Bonus Blake would have received under the Management Incentive Plan had Blake remained employed by the Company through the date the Committee approves the payment of bonuses in February or March 2019 multiplied by a fraction, the numerator of which is the number of days Blake was employed by the Company in 2018 through the Termination Date and the denominator of which is 365.  Any such amount will be paid to Blake no later than March 15, 2019.  Neither the Company nor the Committee shall take any action unique to Blake (that does not apply to the Company’s Chief Executive Officer or Chief Operating Officer) to cause the Bonus not to be paid to Blake subsequent to the date hereof.

4.                                      Equity Awards.  Blake acknowledges and agrees that the Equity Awards are the only equity-based awards received by Blake during her employment with the Company prior to the Effective Date, and that as of the Effective Date she has no other equity or equity-based compensation rights with respect to the Company or any of its subsidiaries or affiliates.  The Equity Awards will continue to vest from the Termination Date through the end of the Consulting Period set forth in paragraph 6 below in accordance with the terms and conditions set forth in the Equity Awards and by the Committee.  Neither the Company nor the Committee shall take any action unique to Blake (that does not apply to the Company’s Chief Executive Officer or Chief Operating Officer) to modify continued vesting of the Equity Awards subsequent to the date hereof.

5.                                      Release of Claims.  In exchange for the Company entering into this Agreement and providing the benefits available under this Agreement, Blake agrees to execute the Release of Claims attached to this Agreement as Exhibit A (the “Release”) within the twenty-one (21) day consideration period identified in the Release.  If Blake does not sign the Release within the consideration period, or if Blake signs and then rescinds the Release within the fifteen (15) day rescission period identified in the Release, then notwithstanding any other terms of this Agreement the Consulting Period (defined below) will end effective as of the expiration of the 21-day consideration period (if Blake does not sign the Release before the expiration of that period) or the date on which Blake rescinds the Release (if Blake signs and then rescinds the Release), and Blake will cease to be eligible to receive any of the benefits available under this Agreement after such date.  This Agreement will not be interpreted or construed to limit the Release in any manner.  The existence of any dispute related to the interpretation of this Agreement or the alleged breach of this Agreement will not nullify or otherwise affect the validity or enforceability of the Release.

6.                                      Consulting Period.  The Company agrees to engage Blake as a consultant, and Blake agrees to accept such engagement and to be available and to provide services to the Company as a consultant, as set forth in subparagraph 6(b) below, from September 2, 2018, through March 4, 2019, unless earlier terminated in accordance with subparagraph 6(c) below (the “Consulting Period”).

(a)                                 Compensation.  As compensation for Blake’s services during the Consulting Period as described in subparagraph 6(b) below, the Company will pay Blake an hourly consulting fee in the amount of $235.00 (the “Hourly Consulting Fee”), such Hourly Consulting Fee to be paid on or about the fifteenth (15th) of each of the months during the Consulting Period commencing on or about September 15, 2018.  The Company also will reimburse or pay Blake for all reasonable and necessary business expenses incurred by her in providing such consulting services, upon submission of appropriate documentation and provided Blake shall first obtain prior written approval for any expense exceeding $50.00.  The Hourly Consulting Fees and expense reimbursement payments will be payable to Blake as an independent contractor and not as an employee, and Blake will be solely responsible for payment of any and all income, employment or other taxes owing with respect to the Hourly Consulting Fees and expense reimbursement payments received by Blake under this subparagraph 6(a).

(b)                                 Services.  During the Consulting Period and in exchange for the Hourly Consulting Fee, upon reasonable notice and request by the Company, Blake will be reasonably available for up to twenty (20) hours per week to consult with, advise and assist the Company with respect to business matters about which Blake had knowledge or responsibility during her employment with the Company, and with respect to such additional projects and matters as may be mutually agreed upon between Blake and the Company’s CEO or Blake’s successor as CFO.  Without limiting the foregoing, at the Company’s reasonable request, Blake will: (i) timely execute and deliver such acknowledgements, instruments, certificates, and other ministerial documents as may be necessary or appropriate to formalize and complete the applicable corporate records; (ii) reasonably consult with the Company regarding business matters that Blake was directly and substantially involved with while employed by the Company; (iii) assist the Company with financial reporting services; and (iv) be reasonably available, with or without subpoena, to be interviewed, review documents or things, give depositions, testify, or engage in other reasonable activities in connection with any litigation or investigation, with respect to matters that Blake has or may have knowledge of by virtue of her employment by or service to the Company or any related entity.  In performing her obligations under this subparagraph 6(b) to testify or otherwise provide information, Blake will honestly, truthfully, forthrightly, and completely provide the information requested.  Blake will comply with this Agreement upon reasonable notice from the Company that the Company or its attorneys believe that her compliance would be helpful in the resolution of an investigation or the prosecution or defense of claims.

(c)                                  Early Termination of the Consulting Period.  The Consulting Period may be terminated before March 4, 2019 because of Blake’s death, because Blake terminates the Consulting Period for any reason, provided Blake must provide no less than thirty (30) days written notice to the Company’s CEO of such termination, because the Company terminates the Consulting Period before March 4, 2019 without Cause (as defined below in this subparagraph 6(c)) upon at least thirty (30) days written notice to Blake of such termination, or because the Company terminates the Consulting Period before March 4, 2019 for Cause.  For purposes of this subparagraph 6(c), “Cause” means: (i) an act or acts of dishonesty undertaken by Blake and intended to result in personal gain or enrichment of Blake or others at the expense of the Company; (ii) unlawful conduct or gross misconduct by Blake that, in either event, is injurious to the Company; (iii) the conviction of Blake of a felony; (iv) material breach of any terms or conditions of this Agreement or the Employment Agreement by Blake which breach has not been cured by Blake within 15 days after written notice thereof to Blake from the Company; or (v) Blake failing to execute, or executing and rescinding, the Release within the applicable periods identified in the Release.

(d)                                 Independent Contractor Status. Blake’s relationship to the Company during the Consulting Period shall be that of an independent contractor.  The Company and Blake do not intend that any agency or partnership relationship be created between them by this Agreement.  Blake understands and agrees that she will not be an employee of the Company during the Consulting Period, and that during the Consulting Period Blake will not be eligible for or entitled to any Company employee benefits or benefit plans of any kind, including but not limited to, worker’s compensation insurance, unemployment insurance, health insurance, life insurance, pension plan or any other benefit or insurance that the Company provides to its employees.  Notwithstanding any language in this subparagraph to the contrary, Company acknowledges and agrees that it will fully indemnify Blake to the fullest extent provided under the law (as if she had remained an executive officer of the Company) for any acts or omissions during the Consulting Period, and shall advance any expenses incurred in connection therewith.

(e)                                  No Restriction on Acceptance of Other Employment and/or Consulting Contracts.   Nothing in this paragraph 6 is intended to, nor shall be construed to, limit Blake’s ability to accept employment from or to provide consulting services to any third party during the Consulting Period, provided Blake acknowledges and agrees that she may not violate the terms of this Agreement or the Employment Agreement.

7.                                      Employment Agreement.  Blake acknowledges entering into the Employment Agreement and hereby reaffirms her commitments and obligations under the Employment Agreement, including all commitments that survive the Termination Date.  Except as otherwise set forth in this Agreement, nothing in this Agreement is intended to modify, amend, cancel or supersede the Employment Agreement in any manner.

8.                                      Records, Documents, and Property.  Blake acknowledges and represents that she will deliver to the Company on or before the end of the Consulting Period any and all Company records and any and all Company property in her possession or under her control, including without limitation, manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, data, tables, or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary, or other secret information of the Company and all copies thereof, and keys, access cards, access codes, source codes, passwords, credit cards, personal computers, telephones, and other electronic equipment belonging to the Company.  Blake agrees to return to the Company any and all Company property that may be provided to her by the Company during the Consulting Period immediately upon the end of the Consulting Period, or at such earlier time as the Company may request.  Nothing in this paragraph 8 is intended to preclude Blake from keeping documents that are related solely to her compensation, benefits, rights, and other perquisites of being an officer and/or employee of the Company and/or its subsidiaries to the extent that such retention does not violate the Employment Agreement, or from retaining her Company issued phone and laptop during the Consulting Period.

9.                                      Taxes.  The Company may take such action as it deems appropriate to ensure that all applicable federal, state, city and other payroll, withholding, income or other taxes arising from any compensation, benefits or any other payments made pursuant to this Agreement, and in order to comply with all applicable federal, state, city and other tax laws or regulations, are withheld or collected from Blake.  This Agreement is intended to satisfy or be exempt from the requirements of Section 409A(a)(2), (3) and (4) of the Internal Revenue Code of 1986, as amended, and the current and future regulations and guidance thereunder.  Blake acknowledges and agrees that the

Company has made no assurances or representations to her regarding the tax treatment of any consideration described in or provided for in this Agreement, and that the Company has advised her to obtain her own personal tax advice.  Except for any tax amounts withheld by the Company from the payments or other consideration hereunder and any employment taxes required to be paid by the Company, Blake shall be responsible for payment of any and all taxes owed in connection with the consideration provided for in this Agreement.

10.                               No Admission of Wrongdoing.  Blake and the Company each understand and agree that this Agreement does not constitute an admission that the other has violated any local ordinance, state or federal statute, or principle of common law, that any party has engaged in any unlawful or improper conduct, or that either party has been treated unfairly.  Neither the Company nor Blake will characterize this Agreement as an admission that the other has engaged in any unlawful or improper conduct or treated the other unfairly.

11.                               Legal Representation.  Blake acknowledges that she has been advised by the Company to consult with her own attorney before executing this Agreement or the Release.  Blake further acknowledges that she has had a full opportunity to review and ask any questions about this Agreement and the Release before entering into this Agreement, and that she has not relied upon any statements or representations made by the Company or its attorneys, written or oral, other than the statements and representations that are explicitly set forth in this Agreement and the documents referenced herein.

12.                               Assignment and Successors.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.  Blake may not assign this Agreement or any rights or obligations hereunder.  Any purported or attempted assignment or transfer by Blake of this Agreement or any of Blake’s duties, responsibilities, or obligations hereunder shall be void.

13.                               Construction and Severability.  The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without regard to conflicts-of-laws provisions that would require application of any other law.  In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof.

14.                               Jurisdiction and Venue.  Blake and the Company consent to jurisdiction of the state and/or federal courts of Minnesota, for the purpose of resolving all issues of law, equity, or fact arising out of or in connection with this Agreement.  Any action involving claims of a breach of this Agreement shall be brought solely in such courts.  Each party consents to personal jurisdiction over such party in the state and/or federal courts of Minnesota and hereby waives any defense of lack of personal jurisdiction.

15.                               Entire Agreement.  This Agreement sets forth the entire agreement between the Company and Blake with respect to her employment by the Company, the termination of such employment, and the Consulting Period, and there are no undertakings, covenants, or commitments between the Company and Blake other than as set forth in this Agreement, the Release, and the Employment Agreement and any qualified employee benefit plans sponsored by the Company in which Blake is a participant; provided, however, that nothing in this Agreement is intended to supersede, replace or modify the terms of the Company’s 2016 Equity Incentive Plan or any equity award agreements issued to Blake under the Company’s 2016 Equity Incentive Plan, each of which shall remain in full force and effect in accordance with their terms, and as provided herein shall continue to vest during the Consulting Period.  This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced.

16                                  Counterparts.  This Agreement may be simultaneously executed by electronic signature and in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

17.                               Captions and Headings.  The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

18.                               Survival.  The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Blake’s engagement hereunder shall continue in full force and effect, notwithstanding the conclusion of the Consulting Period.  In addition, the representations and warranties contained herein shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby.

19.                               Waivers.  No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law.  No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived).  Any waiver of rights or obligations hereunder shall be in writing signed by the waiving party.

[signature page follows]

IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.

TACTILE SYSTEMS TECHNOLOGY, INC.

By:	/s/ Gerald R. Mattys	/s/ Lynn Blake
	Gerald R. Mattys	LYNN BLAKE
Chief Executive Officer

EXHIBIT A

RELEASE OF CLAIMS

I.                                        Background.

A.                                    I, Lynn Blake, was employed by Tactile (as defined below).

B.                                    My employment with Tactile ended effective September 1, 2018 (the “Termination Date”).

C.                                    It is my desire to resolve all issues or claims I may have against the Company (as defined below), and I have agreed to a full settlement of all such issues and claims.

II.                                   Definitions.  I intend all words used in this Release of Claims (the “Release”) to have their plain meanings in ordinary English.  Specific terms I use in this Release have the following meanings:

A.                                    I, me, and my mean both me (Lynn Blake) and anyone who has or obtains any legal rights or claims through me.

B.                                    Tactile means Tactile Systems Technology, Inc., and any other company related to Tactile Systems Technology, Inc. in the present or past, including without limitation its predecessors, successors, parents, subsidiaries, affiliates, joint venture partners, and divisions.

C.                                    Company means Tactile; the present and past officers, directors, committees, employees, and insurers of Tactile; the present and past employee benefit plans sponsored or maintained by Tactile (other than multiemployer plans) and the present and past fiduciaries of such plans; and anyone who acted on behalf of Tactile or on instructions from Tactile.

D.                                    Separation and Consulting Agreement means the Separation and Consulting Agreement entered into by and between me and Tactile as of August 1, 2018.

E.                                     Consideration means the consideration identified in the Separation and Consulting Agreement, including the consideration I’m eligible to receive during the Consulting Period (as defined in the Separation and Consulting Agreement).

F.                                      My Claims means all of my rights that I now have to any relief of any kind from the Company, including without limitation:

1.                                      all claims arising out of or relating to my employment with Tactile or the termination of that employment;

2.                                      all claims arising out of or relating to the statements, actions, or omissions of the Company;

3.                                      all claims for any alleged unlawful discrimination, harassment, retaliation or reprisal, or other alleged unlawful practices arising under any federal, state, or local statute, ordinance, or regulation, including without limitation claims under Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act; the Americans with Disabilities Act; 42 U.S.C. §1981; the Employee Retirement Income Security Act; the Equal Pay Act; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Fair Credit Reporting Act; the Equal Pay Act; the Lilly Ledbetter Fair Pay Act of 2009; the Genetic Information Nondiscrimination Act; the Minnesota Human Rights Act; and workers’ compensation non-interference or non-retaliation statutes (such as Minn. Stat. § 176.82);

4.                                      all claims for alleged wrongful discharge; breach of contract; breach of implied contract; failure to keep any promise; breach of a covenant of good faith and fair dealing; breach of fiduciary duty; estoppel; my activities, if any, as a “whistleblower”; defamation; infliction of emotional distress; fraud; misrepresentation; negligence; harassment; retaliation or reprisal; constructive discharge; assault; battery; false imprisonment; invasion of privacy; interference with contractual or business relationships; any other wrongful employment practices; and violation of any other principle of common law;

5.                                      all claims for compensation of any kind, including without limitation, salary, bonuses, paid time off, severance pay, and expense reimbursements;

6.                                      all claims for reinstatement, back pay, front pay, compensatory damages, damages for alleged personal injury, liquidated damages, and punitive damages;

7.                                      all claims that a past unlawful decision has or has had a continuing effect on my compensation; and

8.                                      all claims for attorneys’ fees, costs, and interest.

However, My Claims do not include (i) any claims that the law does not allow to be waived, (ii) any claims that may arise after the date on which I sign this Release, (iii) my rights under the Separation and Consulting Agreement, (iv) my rights to all equity-based incentive awards received from Company during my employment (“Equity Awards”), (v) my right to file a claim against Tactile with the U.S. Equal Employment Opportunity Commission or any comparable state or local agency or participating in any such agency’s investigation of Tactile;

provided, however My Claims do include, to the fullest extent legally permissible, any right or entitlement to any form of personal relief for me arising from any claim that I or others may file with the U.S. Equal Employment Opportunity Commission or any comparable state or local agency, or (vi) my right to participate in any government agency led investigation or legal proceeding against the Company; provided, however, My Claims do include, to the fullest extent legally permissible, (I) any right or entitlement to any form of personal relief for me arising from any such claim, (II) my right to receive my final wages for my last payroll period including the Termination Date, and (III) my right to receive payment for my accrued and unused vacation leave as of the Termination Date.

III.                              Agreements and Representations.

A.                                    Agreement to Release My Claims.  In exchange for me signing and not rescinding this Release as provided below, and me otherwise complying with my obligations under this Release, I will receive the Consideration.  I understand and acknowledge that the Consideration is in addition to anything of value that I would be entitled to receive from Tactile if I did not sign this Release or if I rescinded this Release.  In exchange for the Consideration I give up and release all of My Claims.  I will not make any demands or claims against the Company for compensation or damages relating to My Claims.  The Consideration I am receiving is a fair compromise for the release of My Claims.

B.                                    Additional Agreements and Understandings.  Even though Tactile will provide the Consideration for me to settle and release My Claims and in exchange for the other consideration I am providing as described in this Release, the Company does not admit that it is responsible or legally obligated to me.  In fact, the Company denies that it is responsible or legally obligated to me for My Claims, denies that it engaged in any unlawful or improper conduct toward me, and denies that it treated me unfairly.

C.                                    Advice to Consult with an Attorney.  I understand and acknowledge that I am hereby being advised by Tactile to consult with an attorney prior to signing this Release. My decision whether to sign this Release is my own voluntary decision made with full knowledge that Tactile has advised me to consult with an attorney.

D.                                    Period to Consider this Release.  I understand that I have 21 (twenty-one) calendar days from my Termination Date, not counting my Termination Date, to consider whether I wish to sign this Release.  If I sign this Release before the end of the 21-day period, it will be my voluntary decision to do so because I have decided that I do not need any additional time to decide whether to sign this Release.   I also agree that any changes made to this Release before I sign it, whether material or immaterial, will not restart the 21-day period.

E.                                     My Right to Rescind this Release.  I understand that I have the right to rescind (that is, cancel or revoke) this Release for any reason within 15 (fifteen) calendar days after I sign it, not counting the day upon which I sign it.  I understand this Release will not become effective or enforceable, and that I will not be entitled to receive the Consideration, unless and until the rescission period has expired without my having rescinded it.

F.                                      Procedure for Accepting or Rescinding this Release.  To accept the terms of this Release, I must deliver this Release, after I have signed and dated it, to Tactile by hand or by mail before the end of the 21-day consideration period.  To rescind my acceptance, I must deliver a written, signed statement that I rescind my acceptance to Tactile by hand or by mail within the 15-day rescission period. All deliveries must be made to Tactile at the following address:

Tactile Systems Technology, Inc.

Attn: Chief Executive Officer

1331 Tyler Street N.E., Suite 200
Minneapolis, MN 55413

If I choose to deliver my acceptance or the rescission of my acceptance by mail, it must be:

(a)                                 postmarked within the period stated above; and

(b)                                 properly addressed to Tactile at the address stated above.

In addition, any rescission of my acceptance by mail must be sent by certified mail, return receipt requested.

G.                                    Entire Agreement.  I understand and agree that this Release, the Separation and Consulting Agreement, all documents relating to my Equity Awards and any other agreements identified in the Separation and Consulting Agreement contain all the agreements and understandings between and among the Company and me, and I have no other written or oral agreements with the Company that survive the termination of my employment with Tactile.

H.                                   Choice of Law and Venue.  This Release shall be interpreted and construed in accordance with the laws of Minnesota (without regard to conflict of laws principles).  Any legal action related to or arising out of this Release shall be commenced exclusively in a state or federal court located in Hennepin County, Minnesota.  I hereby consent to jurisdiction in the state or federal courts located in Hennepin County, Minnesota and waive any defense based on lack of jurisdiction or inconvenient forum.

I.                                        Interpretation of this Release.  This Release should be interpreted as broadly as possible to achieve the parties’ intention that I am resolving all of My Claims against the Company.  If this Release is held by a court to be inadequate to release a particular claim encompassed within My Claims, this Release will remain in full force and effect with respect to all the rest of My Claims.

J.                                        My Representations.  I am not under any legal disabilities that prevent me from being legally bound by the agreements that I am making in this Release.  I am legally able and entitled to receive the consideration being provided to me in settlement of My Claims.

I also represent and confirm that I have received from the Company all compensation and benefits earned by and owed to me in connection with my employment with Tactile except for my right to receive my final wages for my last payroll period including the Termination Date, and my right to receive payment for my accrued and unused vacation leave as of the Termination Date,, and that the only additional amount of money I am entitled to receive from the Company is the Consideration, which I acknowledge and agree is contingent on me satisfying all of the conditions identified in this Release.

I have read this Release carefully.  I understand all of its terms.  In signing this Release, I have not relied on any statement or explanations made by the Company except as specifically set forth in this Release.  I am voluntarily releasing My Claims against the Company. I intend this Release to be legally binding.

Dated: , 2018
Lynn Blake

Dated: , 2018	TACTILE SYSTEMS TECHNOLOGY, INC.

By:
Gerald R. Mattys
Chief Executive Officer